Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Incentive Award Plan of Wayfair Inc. of our reports dated February 20, 2025, with respect to the consolidated financial statements of Wayfair Inc. and the effectiveness of internal control over financial reporting of Wayfair Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 19, 2025